Item 26. Exhibit (g) iii. a

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT to the
SELECTED REINSURANCE AGREEMENTS
in the attached Exhibit
(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY (“MassMutual”),
C.M. LIFE INSURANCE COMPANY (“CM Life”), and
MML BAY STATE LIFE INSURANCE COMPANY (“BayState”)
(the “Ceding Company”)

and

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
(the “Reinsurer”)

Effective December 31, 2016 (the “Amendment Effective Date”), the Ceding Company’s retention for the following _____ blocks of business will be_____. There is no change to the Reinsurer’s_____. For applicable policies issued in_____, the Ceding Company’s retention will be_____.

Blocks of Business:

1.	_____

2.	_____

3.	_____

4.	_____

5.	Variable Life Select (issued from BayState_____)

6.	_____

The last of these blocks of business_____.

The Reinsurer has _____ business for some or all of the Blocks of Business in some or all of the following programs (the Agreements).

•	_____

•	_____

•	Auto Quota Share

•	_____

•	_____

All terms and conditions of the Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Sept 30, 2016
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Sept 30, 2016
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Sept 30, 2016
Peter G Ferris
Vice President & Actuary

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Natalie Gleed	Date:	9/30/16

Print name:	Natalie Gleed

Title:	VP

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Kyle Bauer	Date:	9/30/16

Print name:	Kyle Bauer

Title:	V. P.

Exhibit

Effective Date of Agreement	Description	Reinsurer’s Agreement #	TAI Code
_____
2/8/1999	Variable Life Select Inforce	_____	_____
_____